UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2017 (April 3, 2017)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC 27701

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

The SEC encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 7.01 Regulation FD Disclosure

On March 3, 2017, MGT Capital Investments, Inc. (“MGT”), a Delaware corporation, and Future Tense Systems Inc., a Colorado corporation (“Future Tense”) entered into the Demonsaw LLC Membership Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which Future Tense sold its 46% membership interest in Demonsaw, LLC (“Demonsaw”), a Delaware limited liability company, for 2,000,000 unregistered shares of MGT’s common stock. Among the provisions of the Purchase Agreement, Eric J. Anderson, an individual, represented that he was the manager of Demonsaw. The entry into the Purchase Agreement has been disclosed in a Current Report on Form 8-K filed on March 9, 2017. The foregoing description of the Purchase Agreement does not purport to be complete and incorporates by reference to MGT’s Current Report on Form 8-K filed on March 9, 2017.

However, it has come to MGT’s attention through social media that Mr. Eric Anderson has terminated his personal involvement in Demonsaw and has instead established a company separate from Demonsaw to pursue the commercialization of the intellectual property owned by Demonsaw. Furthermore, the current software platform operated by Demonsaw has been made open source, which may potentially impair its value.

MGT had been in negotiations with Mr. Anderson for the past several weeks to create a form of joint venture or partnership to benefit both parties. As the largest outside member of Demonsaw, MGT plans to protect its economic interest in Demonsaw in any and all reasonable and practicable manners and intends to assert its rights using any and all practicably available remedies and resources.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 8.01 Other Events

On April 3, 2017, MGT together with MGT Cybersecurity, Inc. (“MGT Cybersecurity”), a Delaware corporation wholly owned by MGT, issued a letter to D-Vasive, Inc., a Wyoming corporation (“D-Vasive”) and Future Tense, one of the shareholders of D-Vasive, confirming the termination of the Asset Purchase Agreement (the “APA”) dated May 9, 2016, as amended on July 7, 2016, entered into by and among MGT, D-Vasive, the shareholders of D-Vasive and MGT Cybersecurity. The termination of the APA was premised on Section 3.4(b) of the APA which states that the APA may be terminated by either party thereto if the Closing contemplated thereunder did not occur on or before a specified date and the same is not otherwise extended by the parties, in writing or otherwise. Pursuant to the APA, as amended, MGT would have acquired certain technology and assets of D-Vasive if the Closing had occurred on the terms of the APA, as amended.

The foregoing description of the APA does not purport to be complete and incorporates by reference to MGT’s Current Report on Form 8-K filed on May 9, 2016.

Unless specifically defined herein, the capitalized terms shall have the meanings as defined in the respective documents therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Date: April 4, 2017	By:	/s/ Robert B. Ladd
	Name:	Robert B. Ladd
	Title:	President